================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A


          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              AGL RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------


    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------


    (3) Filing Party:

    ----------------------------------------------------------------------------


    (4) Date Filed:

    ----------------------------------------------------------------------------


Notes:




Reg. (S) 240-14a-101

SEC 1913 (3-99)

[LOGO] AGL RESOURCES INC.

PAULA G. ROSPUT
President and Chief Executive Officer

December 27, 2001

To Our Shareholders:

    On behalf of the Board of Directors, I am pleased to invite you to attend AGL Resources' annual meeting of shareholders that will be held on Friday, February 1, 2002, at the Atlanta History Center, 130 West Paces Ferry Road, Atlanta, Georgia. The meeting will start at 10:00 a.m., local time. A map with directions for driving is enclosed. If you plan to attend the meeting, please bring the enclosed admission ticket with you.

    On the ballot for this year's meeting are three proposals: 1) the election of five directors; 2) the adoption of the AGL Resources Inc. Executive Performance Incentive Plan; and 3) the approval of an amendment to the AGL Resources Inc. Long-Term Incentive Plan (1999). These proposals are described in the attached proxy statement. During the meeting, we will discuss the record of our efforts and achievements in fiscal 2001, a year of particular success. We also will update shareholders on more recent events in the energy industry and in our businesses. Directors, officers and other employees of the Company will be available to answer any questions you may have.

    Your vote is very important to us. Regardless of the number of shares you own, please vote. All shareholders can vote by written proxy or vote instruction card. All shareholders of record and many shareholders whose shares are held in street name also can vote by proxy via the Internet (http://www.eproxyvote.com/atg) or by telephone (toll-free at 1-877-779-8683). All shareholders of record who do not hold their shares in "street name" (in the name of a broker or bank) or through a Company stock plan also can attend and vote their shares at the meeting. These various options for voting are described on the enclosed proxy card. Also, you may view a copy of our proxy materials and annual report on our website at www.aglresources.com.

    Again, thank you for your ongoing support as we continue to transform our Company and provide greater shareholder value. We look forward to seeing you at our annual meeting.

                                          Sincerely,

                                          /s/ PAULA G. ROSPUT

                               TABLE OF CONTENTS


                                                           Page
Notice of Annual Meeting of Shareholders................    2
Proxy Statement
About the Annual Meeting................................    3
Proposal 1: Election of Directors.......................    7
Share Ownership.........................................   11
Governance of the Company...............................   13
Director Compensation...................................   16
Audit Committee Report..................................   17
Compensation Committee Report...........................   18
Executive Compensation..................................   22
      Summary Compensation Table........................   22
      Option Grants in Last Fiscal Year.................   25
      Aggregated Option Exercises.......................   26
      Pension Plan Tables...............................   28
Other Matters Involving Directors and Executive Officers   30
Stock Performance Graph.................................   33
Proposal 2: Adoption of the AGL Resources Inc.
      Executive Performance Incentive Plan..............   34
Proposal 3: Amendment of the AGL Resources Inc.
      Long-Term Incentive Plan (1999)...................   36
General Information.....................................   42

A copy of our 2001 annual report, which includes financial statements, is being mailed with this proxy statement. You may receive an additional copy of the annual report at no charge upon request directed to:
                   AGL Resources Inc. Shareholder Relations
                         P.O. Box 4569, Location 1080
                          Atlanta, Georgia 30302-4569
                           Telephone: (404) 584-9470

Financial reports also may be accessed on our web site at www.aglresources.com or through our toll-free interactive shareholder information line at
                       1-877-ATG-NYSE (1-877-284-6973).

[LOGO] AGL RESOURCES INC.
                        817 West Peachtree Street, N.W.
                            Atlanta, Georgia 30308

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:     10:00 a.m., local time, Friday, February 1, 2002

Place:             Atlanta History Center, 130 West Paces Ferry Road, N.W., Atlanta,
                   Georgia

Items of Business:   -- Elect five directors, one to serve a two-year term and four to serve a three-year term.
                     -- Adopt the AGL Resources Inc. Executive Performance Incentive
                        Plan.
                     -- Amend the AGL Resources Inc. Long-Term Incentive Plan (1999).
                     -- Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:      You can vote if you owned our shares of common stock at the close of business on November 23, 2001.

Proxy Voting:      Your vote is important. Please vote in one of these ways:
                     -- use the toll-free telephone number shown on the enclosed proxy or vote instruction card;
                     -- visit the web site listed on your proxy or vote instruction card;
                     -- mark, sign, date and promptly return the enclosed proxy or vote instruction card in the postage-paid envelope; or
                     -- attend the meeting and vote in person if you are a shareholder of record or a street name holder who has obtained a proxy card from your street name nominee.

Annual Report:     A copy of our 2001 annual report, which contains financial and other information about the Company, is enclosed.

Date of Mailing:   This notice and proxy statement, together with the 2001 annual report, is first being mailed to shareholders on or about December 27, 2001.

                                          By Order of the Board of Directors

                                        /s/ MELANIE MCGEE PLATT
                                          Melanie McGee Platt
                                          Corporate Secretary

                                PROXY STATEMENT

                           ABOUT THE ANNUAL MEETING

What will I be voting on?

You will be voting on three matters:

 .   the election of five directors, one to serve a two-year term and four to serve a three-year term;

 .   the adoption of the AGL Resources Inc. Executive Performance Incentive
    Plan; and

 .   the amendment of the AGL Resources Inc. Long-Term Incentive Plan (1999).

Who is soliciting my vote?

The board of directors of AGL Resources is soliciting your vote for all shares of AGL Resources common stock that you own.

How does the board recommend I vote on these proposals?

The board of directors recommends you vote "FOR" each of the director nominees named in Proposal 1 and "FOR" Proposals 2 and 3.

How do I vote?

There are four different ways you may cast your vote. You can vote by:

 .   telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a broker or a bank);

 .   the Internet, at the address provided on your proxy or vote instruction card;

 .   marking, signing and dating your proxy card or vote instruction card and mailing it in the enclosed postage-paid envelope; or

 .   attending the meeting, if your shares are registered directly on AGL
    Resources' books and are not held as Company plan shares or through a broker, bank or other nominee. If you want to vote in person at the annual meeting and your shares are held through a broker, bank or other nominee (that is, in "street name"), you must obtain a proxy from your street name nominee and bring that proxy to the meeting.

For AGL Resources plan participants: If you participate in the AGL Resources Inc. Retirement Savings Plus Plan ("RSP Plan"), your telephone, Internet or proxy vote will serve as voting instructions to the trustee of the RSP Plan. If you have shares credited in the RSP Plan, only the trustee can vote your plan shares even if you attend the annual meeting in person.
Can I change my vote?

Yes. You may change your vote at any time before the annual meeting by voting again by telephone or via the Internet or by signing and returning another proxy or vote instruction card with a later date. Shareholders of record and street name holders who have obtained a proxy card from their street name nominee also may attend the annual meeting and vote in person. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy or vote instruction card not be used.

What if I don't specify my choices when returning my proxy or vote instruction card?

If you return a signed proxy or vote instruction card without indicating your vote, your shares will be voted "FOR" the director nominees listed on the card (Proposal 1), "FOR" the proposal to adopt the AGL Resources Inc.

Executive Performance Incentive Plan (Proposal 2) and "FOR" the proposal to amend the AGL Resources Inc. Long-Term Incentive Plan (1999) (Proposal 3).

If you hold AGL Resources shares through the RSP Plan and (1) you do not return the proxy card for those plan shares and do not vote by telephone or via the Internet or (2) you properly sign and return the proxy card but do not specify how you want your plan shares voted, the trustee, upon instruction from the Administrative Committee of the RSP Plan, will vote your plan shares "FOR" the election of the director nominees named in Proposal 1 and "FOR" Proposals 2 and 3.

Can my shares be voted if I don't submit any voting instructions and don't attend the annual meeting?

If your AGL Resources shares are held in street name or by a brokerage firm or bank and you do not submit any voting instructions, your brokerage firm or bank, under certain circumstances, may vote your shares. When a brokerage firm or bank votes its customers' unvoted shares, the shares are counted for purposes of establishing a quorum.

We believe that under applicable stock exchange rules, brokerage firms and banks will be able to vote their customers' unvoted shares with regard to the proposal to elect directors (Proposal 1) and the proposal to adopt the AGL Resources Inc. Executive Performance Incentive Plan (Proposal 2). We believe that brokerage firms and banks will not be able to vote their customers' unvoted shares with regard to the proposal to amend the AGL Resources Inc. Long-Term Incentive Plan (1999) (Proposal 3).

If your shares are registered directly on AGL Resources' books and you do not indicate how your shares are to be voted, your shares will not be voted.

How many shares can vote?

As of November 23, 2001 (the record date), 55,166,123 shares of common stock of AGL Resources were outstanding and entitled to vote at the annual meeting. You will have one vote for every share of AGL Resources common stock you owned on the record date.

How many votes must be present to hold the annual meeting?

A majority of the 55,166,123 shares of AGL Resources common stock outstanding on the record date must be present, either in person or represented by proxy, to conduct the annual meeting. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes.

How many votes are needed to elect directors?

Directors are elected by a plurality of the votes, which means the five nominees who receive the largest number of properly executed votes will be elected as directors.

What if I vote "Withhold Authority" to elect directors"?

In voting for the election of directors, a vote to "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons and will not affect the outcome.

How many votes are needed to adopt the Executive Performance Incentive Plan?

This proposal will be approved if the number of votes cast "FOR" the proposal exceeds the number of votes cast "AGAINST" the proposal. Therefore, abstentions will not affect the outcome.

How many votes are needed to amend the Long-Term Incentive Plan?

This proposal requires the approval of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal constitute a majority of all votes entitled to be cast on the proposal (determined as set forth below).

Abstentions will be counted in determining the number of votes cast on the proposal and therefore will have the effect of a vote "AGAINST" the proposal. Broker non-votes will not be counted for the purpose of establishing a quorum or in determining the number of votes cast on the proposal and will not affect the outcome, except to the extent that the aggregate number of broker non-votes causes the total votes that are considered to be cast on a proposal under applicable stock exchange rules to constitute less than a majority of all votes entitled to be cast on the proposal.

Could other matters be decided at the annual meeting?

We don't know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or voting instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the proxy and voting instruction cards.

Who will count the vote?

Representatives of EquiServe Trust Company, N.A., our transfer and shareholder services agent, will count the vote and act as inspector of elections.

Where and when will I be able to find the voting results?

AGL Resources will post the voting results on our web site at www.aglresources.com approximately two weeks after the annual meeting. You also can find the results in our Form 10-Q for the first quarter of 2002, which we will file with the Securities and Exchange Commission in May 2002.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer and shareholder services agent is EquiServe Trust Company, N.A. All communications concerning accounts for shareholders of record, including address changes, name changes, inquiries to transfer shares and similar issues, can be handled by making a toll-free call to our transfer agent at the AGL Resources Shareholder Services number at 1-800-633-4236.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission ticket is included with your proxy card, and you will need to bring it with you to the meeting. If your shares are held in "street name" by your broker or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. If you do not have either an admission ticket or proof that you own our common stock, you may not be admitted into the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be good and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. Otherwise, you will still be able to change or revoke your proxy until it is voted.

When are the shareholder proposals for the 2003 annual meeting due?

All shareholders who wish to present business at the annual meeting in 2003, whether director nominees or otherwise, must provide notice to our Corporate Secretary of their intent to do so on or before November 14, 2002. Such notice must provide the information set forth in Section 1.2 of our bylaws. A copy of these bylaw requirements will be provided upon written request to the Corporate Secretary, AGL Resources Inc., P.O. Box 4569, Location 1080, Atlanta, Georgia 30302-4569.

Under our bylaws, this deadline applies to any shareholder proposal sought to be considered at the 2003 annual meeting, including but not limited to those sought to be included in the proxy statement and form of proxy for the 2003 annual meeting.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

How much will this proxy solicitation cost?

AGL Resources will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid for those services. AGL Resources has hired Georgeson Shareholder, Inc., a proxy solicitation firm, to assist in the distribution and solicitation of proxies. We will pay Georgeson Shareholder, Inc. approximately $25,000 plus reasonable out-of-pocket disbursements for those services.

                       PROPOSAL 1: ELECTION OF DIRECTORS
General
The board of directors presently consists of ten members, nine of whom are non-employee directors. The board is divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms are staggered so that the term of one class expires at each annual meeting.

The board of directors, based on the recommendation of the Nominations Committee, has nominated Robert S. Jepson, Jr., Arthur E. Johnson, Karen R. Osar, Paula G. Rosput and James A. Rubright for election as directors at the annual meeting. Mr. Jepson and Ms. Rosput are members of the class of directors whose terms are scheduled to end at the annual meeting. Ms. Osar and Mr. Rubright were appointed as directors by the board in August 2001 for terms that also are scheduled to end at the annual meeting. Mr. Johnson will begin his service as a director following the annual meeting if he is elected by the shareholders. If elected, Messrs. Jepson, Johnson and Rubright and Ms. Rosput will hold office for three-year terms ending at the annual meeting of shareholders in 2005 and Ms. Osar will hold office for a two-year term ending at the annual meeting of shareholders in 2004. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

 . designate a substitute nominee, in which case the proxies or plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

 . allow the vacancy to remain open until a suitable candidate is located; or

 . reduce the authorized number of directors from ten to nine.

One of our other directors, Frank Barron, Jr., is not standing for re-election. Mr. Barron, whose term is scheduled to end at the annual meeting, will retire from the board at the annual meeting in accordance with the board policy that states that directors may not stand for re-election after they have reached the age of 70. Mr. Barron has served on the board since 1983. We are indebted to Mr. Barron for his guidance and support.

Set forth below is information as of December 1, 2001 about the five director nominees and all other current directors whose terms of office will continue after the annual meeting. Unless otherwise stated, all directors have been engaged in their principal occupations for more than the past five years.

Nominees For Election:

[PHOTO]          Robert S. Jepson, Jr., Chairman and Chief Executive Officer of
                 Jepson Associates, Inc. since 1989; Chairman and Chief
ROBERT S.        Executive Officer of Jepson Vineyards Ltd.; Chairman and
JEPSON, JR.       Chief Executive Officer of Kuhlman
                 Corporation from 1993 until 1999; director of Circuit City
                 Stores, Inc. Mr. Jepson, 59, has been a director since 1999.





[PHOTO]          Arthur E. Johnson, Senior Vice President, Corporate Strategic
                 Development of Lockheed Martin Corporation since December
ARTHUR JOHNSON   2001; Vice President, Corporate Strategic Development of
                 Lockheed Martin Corporation from 1999 until December 2001;
                 President and Chief Operating Officer of Lockheed Martin
                 Corporation Information and Services Sector from 1997 until
                 1999; President of Lockheed Martin Corporation Systems
                 Integration Group from January 1997 to August 1997; President of Loral Corporation Federal Systems Group from 1994 until
                 1996. Mr. Johnson 54, is a director of IKON Office Solutions
                 Corporation.




[PHOTO]          Paula G. Rosput, President and Chief Executive Officer of the
                 Company since August 2000; Chairman of Atlanta Gas Light
PAULA ROSPUT     Company, a wholly-owned subsidiary of the Company, since
                 November 2000; Chairman, President and Chief Executive Officer of Atlanta Gas Light Company from August 2000 until November
                 2000; President and Chief Operating Officer of Atlanta Gas
                 Light Company from September 1998 until November 2000;
                 President and Chief Executive Officer of Duke Energy Power
                 Services, Inc., a subsidiary of Duke Energy Corporation, from
                 1997 until September 1998; President of PanEnergy Power
                 Services, Inc. from 1995 until 1997; director of Coca-Cola
                 Enterprises Inc., Circuit City Stores, Inc. and Air Products and Chemicals, Inc. Ms. Rosput, 45, has been a director since
                 2000.

[PHOTO]          Karen R. Osar, Senior Vice President and Chief Financial
                 Officer of Westvaco Corporation, a paper manufacturing,
KAREN OSAR       packaging and specialty chemical company, since 1999; Vice
                 President and Treasurer of Tenneco, Inc. from 1994 until 1999;
                 director of Allergan, Inc. and BNY Hamilton Funds, Bank of New
                 York. Ms. Osar, 52, has been a director since August 2001.


[PHOTO]          James A. Rubright, Chairman of the Board and Chief Executive
                 Officer of Rock-Tenn Company, an integrated paperboard and
JIM RUBRIGHT     packaging company, since 1999; Executive Vice President of
                 Sonat, Inc., an energy company, from 1996 until 1999; director of Avondale Incorporated. Mr. Rubright, 54, has been a director since August 2001.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

Directors Whose Terms Continue Until The Annual Meeting In 2003:

[PHOTO] Otis A. Brumby, Jr., Chairman of the Board and Chief Executive Officer of The Marietta Daily Journal and Neighbor Newspapers,
OTIS A. BRUMBY, JRI.nc. since 1993; director of First Union - Georgia. Mr.
                 Brumby, 61, has been a director since 1990.

[PHOTO] Wyck A. Knox, Jr., Partner in and Chairman of the Executive Committee of the law firm of Kilpatrick Stockton LLP; Chairman
WYCK A. KNOX, JR.and Chief Executive Officer of Knox-Rivers Construction
                 Company from 1976 until 1995; director of First Union - Georgia and AHL Services, Inc. Mr. Knox, 61, has been a director since 1998.

[PHOTO]          Dennis M. Love, President of Printpack Inc. since 1987;
                 director of SunTrust Banks of Georgia, Inc., SunTrust Bank,
DENNIS M. LOVE   Atlanta, and Caraustar Inc. Mr. Love, 46, has been a director since 1999.

Directors Whose Terms Continue Until The Annual Meeting In 2004:

[PHOTO]          D. Raymond Riddle, Chairman of the Board of Directors of the
                 Company since August 2000; Chairman of the Board and Chief
D. RAYMOND       Executive Officer of National Service Industries, Inc. from
RIDDLE           1994 until 1996; director of Atlantic American Corporation and
                 Equifax Inc. Mr. Riddle, 68, has been a director since 1978.

[PHOTO]          Felker W. Ward, Jr., Chairman of Pinnacle Investment Advisors,
                 Inc., an investment banking firm and wholly-owned subsidiary
FELKER W.        of Ward and Associates, Inc., since 1994; President of Ward
WARD, JR.        and Associates, Inc., an investment banking firm, from 1988 until 1998; Vice Chairman of Concessions International, Inc.
                 since 1997; President of Concessions International, Inc. from
                 1979 until 1997; director of Fidelity National Bank, Shoney's,
                 Inc. and Abrams Industries, Inc. Mr. Ward, 68, has been a director since 1988.

                                SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of September 30, 2001 concerning the ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the summary compensation table who is not a director, whom we refer to collectively as the "named executive officers," and by all executive officers and directors as a group, based on information furnished by them to the Company.

As of September 30, 2001, all directors, director nominees and executive officers of the Company as a group owned beneficially less than 1% of the outstanding common stock of the Company. Beneficial ownership as reported in this proxy statement has been determined in accordance with regulations of the Securities and Exchange Commission and includes shares of common stock which may be acquired within 60 days after September 30, 2001 upon the exercise of outstanding stock options and excludes "shares" and "share equivalents" held under deferral plans. See footnote (2) below. All directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown.

                        Shares of Common    "Shares" and "Share
                       Stock Beneficially Equivalents" Held Under  Total
         Name               Owned(1)         Deferral Plans(2)
Frank Barron, Jr.           45,408                6,254           51,662
Otis A. Brumby, Jr.         27,990                5,945           33,935
Robert S. Jepson, Jr.       16,253                  0             16,253
Arthur E. Johnson(3)           0                    0                0
Wyck A. Knox, Jr.            4,605                4,937            9,542
Dennis M. Love               3,067                4,103            7,170
Karen R. Osar                1,000                  0              1,000
D. Raymond Riddle            9,390                6,248           15,638
Paula G. Rosput             271,872                593            272,465
James A. Rubright            1,500                  0              1,500
Felker W. Ward, Jr.         38,963                3,345           42,308
Richard J. Duszynski        50,670                  0             50,670
Susan A. McLaughlin          8,445                 698             9,143
Richard T. O'Brien           5,238                 130             5,368
Paul R. Shlanta             116,794                 0             116,794
Donald P. Weinstein            0                  2,348            2,348
All executive officers      601,195               34,601          635,796
  and directors as a
  group (18 persons)

Notes to share ownership table

(1) For the non-employee directors, the shares shown include: 5,681 shares which may be acquired by each of Messrs. Barron, Brumby, Riddle and Ward; 3,012 shares which may be acquired by Mr. Jepson; 2,452 shares which may be acquired by Mr. Knox; and 2,701 shares which may be acquired by Mr. Love, upon exercise of stock options granted under the Non-Employee Directors Equity Compensation Plan, which we refer to as the "Directors Plan" (a total of 30,889 shares).

    For the named executive officers, the shares shown include shares which may be acquired upon exercise of stock options granted under the Long-Term Incentive Plan (1999), which we refer to as the "LTIP," or the Long-Term Stock Incentive Plan of 1990, which is the predecessor of the LTIP and which we refer to as the "LTSIP," or under the Officers Incentive Plan, which we refer to as the "OIP," as follows: Ms. Rosput - 259,675 shares; and Mr. Shlanta - 114,471 shares.

    For all executive officers and directors as a group, the shares shown include an aggregate of 456,648 shares which may be acquired upon the exercise of stock options granted under the Directors Plan, the LTIP, the LTSIP and the OIP.

(2) Represents shares of AGL Resources common stock, AGL Resources common stock equivalents and accrued dividends held under deferral plans. The amounts deferred track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(3) Mr. Johnson is not currently serving as a director. His term of service will begin following the annual meeting if elected by the shareholders.

Owners of More Than 5% of AGL Resources Common Stock
As of September 30, 2001, we were aware of the following shareholders who owned beneficially more than 5% of AGL Resources' common stock.

                                     Shares of Common Stock
Name and Address of Beneficial Owner   Beneficially Owned   Percent of Class
-----------------------------------------------------------------------------
 AGL Resources Inc. Retirement              4,442,687             8.06%
   Savings Plus Plan
   P.O. Box 4569
   Atlanta, Georgia 30302
-----------------------------------------------------------------------------
 American Century Investment               3,160,900 (1)          5.74%
   Management, Inc.
   4500 Main Street
   P.O. Box 418210
  Kansas City, Missouri 64141-9210

--------
(1) Based on a Schedule 13G/A dated February 13, 2001, in which American Century Investment Management, Inc. reported that it had sole voting and dispositive power over all of such shares.

                           GOVERNANCE OF THE COMPANY
Board of Directors

The business affairs of AGL Resources are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, AGL Resources' articles of incorporation and its bylaws. The role of the board of directors is to effectively govern the affairs of the Company for the benefit of its shareholders and other constituencies, which include the Company's employees, customers, suppliers and creditors and the communities in which it does business. The board strives to ensure the success and continuity of the Company's business through qualified management.
Director Independence

All of the Company's directors are independent, non-employee directors except Ms. Rosput, the President and Chief Executive Officer of AGL Resources and the Chairman of Atlanta Gas Light Company. Ms. Rosput does not participate in any action of the board relating to her compensation.

Mr. Wyck A. Knox, Jr. is a partner in the law firm of Kilpatrick Stockton LLP. During the fiscal year ended September 30, 2001, which we refer to as "fiscal 2001," the Company retained Kilpatrick Stockton LLP with regard to a variety of legal matters. The amount of fees paid to Kilpatrick Stockton LLP for such services was less than 5% of that firm's gross revenue for the firm's last fiscal year.

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by the Chief Executive Officer and other officers, and through other means. The board of directors held seven meetings during fiscal 2001. Each director attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Committees of the Board

The board of directors has established six committees to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. The committees of the board and their members are as shown below. Biographical information about each of the directors is described above under the heading "Proposal 1: Election of Directors."

                       Members of the Board's Committees

                                         Corporate                          Finance and Risk
      Audit           Compensation     Responsibility        Executive         Management         Nominations
      -----           ------------     --------------        ---------      ----------------      -----------
  D.R. Riddle,       F.W. Ward, Jr.,   W.A. Knox, Jr.,    D.R. Riddle,       R.S. Jepson, Jr.   O.A. Brumby, Jr.
  Chair              Chair             Chair              Chair              Chair              Chair
  R.S. Jepson, Jr.   F. Barron, Jr.    O.A. Brumby, Jr.   R.S. Jepson, Jr.   D.R. Riddle        F. Barron, Jr.
  D.M. Love          D.M. Love         P.G. Rosput        P.G. Rosput        P.G. Rosput        W.A. Knox, Jr.
  K.R.Osar           K.R.Osar          J.A. Rubright      F.W. Ward, Jr.     J.A. Rubright      D.R. Riddle
  J.A. Rubright

Audit Committee

The Audit Committee met four times in fiscal 2001. All members of the Audit Committee are independent directors as defined under the rules of the New York Stock Exchange. The principal duties and responsibilities of the Audit Committee are to:

 .   recommend to the board a firm to be selected as the Company's independent auditor;

 .   review the financial information that will be provided to the shareholders and others;

 .   review the systems of internal controls that management and the board have established;

 .   review the audit scope and plan and the results of the audit;

 .   review the results of the Company's internal audit program;

 .   confirm the independence of the independent auditor;

 .   review the non-audit services provided by the independent auditor and the fees for such services; and

 .   convey information between the board of directors and the Company's independent auditor and internal auditors.

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption "Audit Committee Report."

Compensation Committee

In September 2001, the board of directors split the Nominating and Compensation Committee into two committees - a Compensation Committee and a Nominations Committee. The Compensation Committee did not meet in fiscal 2001, but the predecessor Nominating and Compensation Committee, which was comprised in fiscal 2001 of Messrs. Riddle (Chair), Barron, Jepson and Ward, met seven times in fiscal 2001. All members of the Compensation Committee are independent, non-employee directors. The principal duties and responsibilities of the Compensation Committee, all of which were previously carried out by the Nominating and Compensation Committee, are to:

 .   review the compensation paid to the members of the Company's board of directors and make recommendations for adjustments, as appropriate;

 .   review the performance of and recommend the appropriate compensation level for elected officers, including base salaries, long-term incentive compensation, other incentive compensation, and benefits; and

 .   review and recommend any changes in the Company's various benefit programs.

Corporate Responsibility Committee

The Corporate Responsibility Committee met one time in fiscal 2001. The principal duties and responsibilities of the Corporate Responsibility Committee are to:

 .   review the Company's employee benefit plan investment policies, funding requirements, investment objectives, and investment policies;

 .   review and monitor corporate policy with respect to the Company's relationships with employees, shareholders, customers, competitors, suppliers and its communities;

 .   identify and monitor emerging political, social and environmental trends and public policy issues that may affect the Company's business operations, performance or public image; and

 .   review and monitor matters relating to employee and community health and safety.

Executive Committee

The Executive Committee did not meet in fiscal 2001. The Executive Committee may meet during intervals between board meetings and has all the authority of the board, subject to limitations imposed by law or the Company's bylaws.

Nominations Committee

The Nominations Committee, which was created in September 2001, did not meet in fiscal 2001, but the predecessor Nominating and Compensation Committee met seven times in fiscal 2001. All members of the Nominations Committee are independent, non-employee directors. The principal duties and responsibilities of the Nominations Committee, all of which were previously carried out by the Nominating and Compensation Committee, are to:

 .   identify and recommend the nominees for election to the board;

 .   recommend for election the senior officers of the Company and the presidents of each of the principal subsidiaries of the Company; and

 .   review and develop management succession and executive development plans.

Although the Nominations Committee has not established any formal procedures for considering director nominees recommended by shareholders, it will consider any such nominees.

Finance and Risk Management Committee

The Finance and Risk Management Committee, which was formerly known as the Strategy and Finance Committee, met three times in fiscal 2001. The principal duties and responsibilities of the Finance and Risk Management Committee are to consider and make recommendations about:

 .   short and long-term business goals and strategies;

 .   the Company's operating plans and budgets;

 .   the Company's strategic business combinations and proposed new business ventures; and

 .   the Company's capitalization, financing plans, dividend policy and risk management programs, with an emphasis on energy trading.

                             DIRECTOR COMPENSATION
General

A director who is an officer or employee of the Company receives no compensation for his or her services as a director or as a member of a committee of the board. A director who is not an officer or employee receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Initial Stock Award

Upon initial election to the board, each non-employee director receives 1,000 shares of common stock on the first day of board service.

Annual Retainer

Each non-employee director receives an annual retainer for his or her services as a director, which is paid in the form of equity awards under the Directors Plan. Under the Directors Plan, each non-employee director receives on the first day of each annual service term (1) a stock award equal in fair market value to $30,000 and (2) a nonqualified stock option to purchase the same number of shares of common stock as are awarded on such date in payment of the retainer.

The stock award is either paid in shares of AGL Resources common stock or, at the election of a director, deferred under the Common Stock Equivalent Plan for Non-Employee Directors, which we refer to as the "CSE Plan." Under the CSE Plan, the stock award is invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend payments. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividends. Stock options have a per share exercise price that is equal to the fair market value of the Company's common stock on the date of grant of the option. Directors realize value from stock option grants only to the extent that the fair market value of the common stock of the Company on the date of exercise of the stock option exceeds the fair market value of the common stock on the date of grant.

Meeting Fees

Each non-employee director receives $1,000 for attendance at each meeting of the board and any standing committee of the board of which he or she is a member.

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the CSE Plan or the Deferred Compensation Plan for Corporate Directors, which we refer to as the "Deferred Plan." Under the CSE Plan, meeting fees are invested in common stock equivalents that track the performance of AGL Resources common stock and are credited with dividend payments. At the end of their board service, participating directors receive a cash distribution based on the market value of their common stock equivalents and dividends. Under the Deferred Plan, at the end of their board service, participating directors receive a cash distribution in an amount equal to their deferred meeting fees, plus a return on such fees equal to the 26-week Treasury Bill rate.

Director Compensation Paid

For the 2001 annual term of service that expires at the 2002 annual meeting, Messrs. Barron, Brumby, Jepson, Knox, Love, Riddle and Ward each received their annual retainer for services as a director. Mr. Jepson elected to receive his stock award in the form of shares of AGL Resources common stock and was granted a stock award for 1,437 shares. Messrs. Barron, Brumby, Knox, Love, Riddle and Ward elected to defer receipt of their stock award, and each was credited with 1,437 common stock equivalents under the CSE Plan. The share amount and common stock equivalent amount were calculated by dividing the $30,000 annual retainer fee by $20.88, the then per share fair market value of AGL Resources common stock.

                            AUDIT COMMITTEE REPORT
Additionally, each of these directors was granted an option to purchase 1,437 shares of AGL Resources common stock at a price of $20.88 per share, which reflects the fair market value of the common stock on the date of grant.
The Audit Committee of the board of directors is composed of five directors who are independent directors as defined under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the board of directors.

The Audit Committee reviews the Company's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2001 with the Company's management and the independent auditors. Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, regarding the independent auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and the letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the Audit Committee concurs with the board of directors' decision to approve the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for fiscal 2001 for filing with the Securities and Exchange Commission.

D. Raymond Riddle (Chair)
Robert S. Jepson, Jr.
Dennis M. Love
Karen R. Osar
James A. Rubright

  The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                         COMPENSATION COMMITTEE REPORT
Purpose and Membership of the Compensation Committee

In fiscal 2001, the board of directors split the Nominating and Compensation Committee into two committees, one of which is the Compensation Committee. A principal reason for creating the Compensation Committee was to create a governing body that focuses solely on compensation matters, with the primary goals of (1) better linking executive compensation levels to meaningful improvements in Company performance and shareholder value, (2) placing a significant percentage of executive compensation at risk and (3) improving the Company's ability to attract and retain talented executive personnel in a competitive market.

With this perspective, the Committee reviews and sets the compensation of the Company's Chief Executive Officer and the other members of the Company's executive management team, determines and reviews the Company's executive compensation objectives and policies, and administers the Company's various benefit programs.

The Compensation Committee consists entirely of non-employee, non-affiliated directors.

Executive Compensation Philosophy

The Committee approaches executive compensation from a total compensation perspective, carefully balancing all elements of the program to achieve the Committee's objectives as described above. Total compensation is deemed to include base annual salary, annual cash incentive opportunities, and the annual value of long-term incentive awards.

As a basic premise, the Company's executive compensation program is designed to compensate executive officers with a base salary that generally is below market levels. However, by placing a significant percentage of compensation at risk through variable compensation opportunities, including annual cash incentive and long-term incentive opportunities, executives have an opportunity to achieve significantly greater total compensation when substantial improvements in Company and individual performance are demonstrated.

The annual cash incentive component of the total compensation opportunity is payable only when very aggressive and significant improvements in specific measures of Company and individual performance are achieved over the course of the fiscal year. The long-term incentive component of the total compensation opportunity most frequently takes the form of nonqualified stock options granted at fair market value, thus making a significant percentage of each executive officer's compensation contingent upon the delivery of value to shareholders.

Components of Compensation for Executive Officers Generally


To establish competitive total compensation opportunities that allow the Company to attract and retain executive talent, the Committee gathers executive compensation data from market surveys, proxy statements and independent consultants. In 2001, an independent consulting firm was retained to assess the executive compensation practices of companies considered comparable to AGL Resources in terms of size and business mix, including gas utility companies, energy companies with substantial unregulated activities and companies in general industry.

The companies against which the Company compares its compensation are not necessarily identical to those included in the S&P Utility Index referred to in the Stock Performance Graph below. Based upon its review, the Committee established total compensation opportunities for the Company's executive officers generally targeted at what it deemed to be the median of market practice.

Each component of the Company's executive compensation program serves a specific purpose in meeting the Company's objectives and is described below. In addition to those components, the Company may, from time to time, enter into certain other arrangements with an executive upon his or her hiring in order to attract and retain necessary executive talent.

Concurrent with the Company's formation of its Sequent Energy Management, LP subsidiary, the Committee approved an incentive compensation program for certain employees of that subsidiary, including Mr. Richard J. Duszynski, the President and Chief Executive Officer of Sequent. In general, the Sequent compensation program offers aggressive, risk-based incentive compensation opportunities that are consistent with compensation practices in the energy trading and marketing business in which Sequent is engaged.

Base Salary: Base salaries for executive officers are determined by job responsibility, level of experience, individual performance and salaries typically paid to executives in similar positions as determined by information from market surveys and consultants. The goal for the base salary component is to compensate executive officers at a level that is generally below the median salary of individuals in positions of comparable complexity in companies of comparable size and business mix. The Committee believes that this strategy, along with aggressive annual and long-term incentives, will allow the Company to retain and attract executive talent.

For fiscal 2001, the Committee approved salary increases to levels generally below the market median for all executive officers. Mr. Duszynski's base salary was established at about the 75/th /percentile of the market, consistent with the practice that is typical in the energy trading and marketing industry.

Annual Incentive Compensation: The Committee has established the Annual Team Performance Incentive Plan, which is referred to as the "ATPI Plan," as the program under which annual cash incentives, tied to the achievement of Company and individual performance goals, may be earned by all employees, including executive officers. The ATPI Plan seeks to offer rewards that motivate executives and other employees to devote their maximum efforts toward the realization by the Company of aggressive and significant, yet achievable, improvements in financial performance.

The program provides that each participant will have an annual incentive compensation opportunity, expressed as a percentage of base annual salary. In fiscal 2001, the Committee approved target percentages at levels slightly above the market median. Annual incentives are earned to the extent that performance exceeds a threshold level.

In fiscal 2001, the ATPI Plan approved by the Committee provided that one-half of the target annual incentive compensation of executive officers (other than the Chief Executive Officer) would be determined by improvement in the Company's financial performance as measured by earnings per share, and one-half would be determined by the degree to which individual performance objectives established by the Committee were achieved. For fiscal 2001, target opportunities for executive officers, other than Mr. Duszynski and Ms. Rosput, ranged from 40% to 55% of base salary.

For fiscal 2001, the Company's threshold level of performance was exceeded, as evidenced by a 21% increase in core earnings per share from fiscal 2000 to fiscal 2001. Individual performance objectives were achieved in varying degrees by each executive officer, and all of the executive officers received an annual cash incentive payment under the ATPI Plan, as reflected in the Summary Compensation Table below.

Under the Sequent compensation program, Mr. Duszynski may earn annual incentive compensation based upon Sequent's financial performance as measured by EBIT. Mr. Duszynski may elect in advance to receive all or a portion of his annual incentive compensation in the form of an option to purchase AGL Resources common stock. Mr. Duszynski elected to receive all of his annual incentive compensation in the form of a stock option that was granted to him on October 1, 2001, at an exercise price per share equal to the then fair market value of AGL Resources common stock.

Long-term Incentive Compensation: The Committee believes that long-term incentives accomplish three objectives:

 . align the long-term interests of the executive officers with those of shareholders;
 . help retain key executives in a competitive market; and . increase ownership of AGL Resources stock among the Company's key decision-makers.

Long-term incentive compensation most frequently takes the form of non-qualified stock options granted at fair market value. Executive officers and key employees are eligible for the stock option grants. Stock options also may be granted to candidates for employment as an incentive to join AGL Resources, and stock options are granted, on occasion, to reflect a promotion or to adjust total compensation to better reflect market practice.

In fiscal 2001, the Committee granted stock options to executive officers as reflected in the "Option Grants in Last Fiscal Year" table below. Stock options were granted to executives based on a percentage of the executive's then effective base salary and the Black-Scholes pricing model. The stock options and restricted stock awarded to Ms. McLaughlin, Mr. Duszynski, Mr. O'Brien and one other executive officer were granted to provide an incentive for them to join the AGL Resources executive team.

Chief Executive Officer Compensation

The Committee reviews the compensation of the Company's Chief Executive Officer, Paula G. Rosput, on an annual basis. The Company's compensation consultants provided the Committee with data on Ms. Rosput's compensation, considering AGL Resources'size, complexity and markets in which it competes for talent. In determining Ms. Rosput's total compensation, the Committee also considered: (i) her performance in prior positions with the Company and its subsidiaries; (ii) her tenure in her current position; (iii) her demonstrated leadership abilities and potential; (iv) retention; and (v) the demands that will be placed on her if the Company's long-term growth strategies are to be achieved.

Based on market data available to the Committee, the Committee structured Ms. Rosput's fiscal 2001 compensation package to produce total compensation that would be below the market median if performance is delivered at target. However, the total compensation structure is sufficiently leveraged through annual and long-term incentives to deliver at or slightly above market compensation if performance exceeds expectations.

Specifically, for fiscal 2001, Ms. Rosput's total target incentive opportunity was 67% of her base salary. Of this total target incentive, three-fourths was determined by the Company's financial performance, and one-fourth was determined by achievement of individual performance objectives established by the Committee. As is the case with the other executive officers, no incentive payments are made under the ATPI Plan unless the threshold levels of Company performance are met.

For fiscal 2001, Ms. Rosput earned base salary of $562,499. Ms. Rosput also received annual incentives and long-term incentives as set forth in the Summary Compensation Table below. The amount awarded to Ms. Rosput as an annual incentive under the ATPI plan was based (1) on the Company's achievement of specific performance measures as established by the

Committee, as evidenced by a 21% increase in core earnings per share from fiscal 2000 to fiscal 2001 and (2) Ms. Rosput's achievement of individual performance objectives including (a) the articulation of a viable growth strategy for the business, (b) the achievement of improvements in the performance of the Company's operating units, and (c) the building of a high-performance culture that is focused on maintaining positive relationships with the public, regulators and investors. The grant of long-term incentive in the form of nonqualified stock options was determined primarily by the Committee's desire to increase Ms. Rosput's stake in the Company and to provide rewards consistent with Company performance over the long term.

Code Section 162(m) Implications for Executive Compensation

It is the responsibility of the Committee to address the issues raised by
Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code." Code Section 162(m) limits the Company's annual deduction to $1,000,000 for compensation paid to its chief executive officer and to each of the next four most highly compensated executives of the Company. Certain compensation which qualifies as "performance-based" or which meets other requirements under the Code may be exempt from the Code Section 162(m) limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Code Section 162(m). However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Felker W. Ward, Jr. (Chair)
Frank Barron, Jr.
Dennis M. Love
Karen R. Osar

The information contained in the Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                            EXECUTIVE COMPENSATION

The Summary Compensation Table shows, for the last three fiscal years, the total compensation paid to, or accrued by the Company for, our chief Executive Officer, our four next most highly compensated executive officers, and one former executive officer who would have been among our five most highly compensated executive officers but for the fact that he departed the Company during fiscal 2001.

                          Summary Compensation Table

----------------------------------------------------------------------------------------------------------------

--------------------------- -----------                                                       ------- ---------
--------------------------- -----------                                       Long-Term       ------- ---------
                                              Annual Compensation           Compensation
                                        ------------------------------------------------------
                           -           -------------------------------------------------------       -         -
                                                              Other     Restricted Securities
                            Fiscal Year                       Annual      Stock    Underlying         All Other
                               Ended     Salary    Bonus   Compensation   Awards    Options    LTIP    Compen-
                             September   ($)(1)  ($)(1)(2)    ($)(3)      ($)(4)     (#)(5)   Payouts  sation
Name and Principal Position-    30     -------------------------------------------------------($)(6) - ($)(7)  -
----------------------------------------------------------------------------------------------------------------
Paula G. Rosput                2001     $562,499  $700,000   $      0    $      0    75,000   $31,278 $ 34,645
  President and CEO;           2000      359,731   230,666          0           0   165,000        --   14,128
  Chairman of Atlanta          1999      646,846   194,000    148,311           0    27,177        --   12,000
  Gas Light Company
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Richard J. Duszynski           2001      283,538   222,871          0           0    80,000        --   18,736
  President and CEO of         2000           --        --         --          --        --        --       --
  Sequent                      1999           --        --         --          --        --        --       --
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Susan A. McLaughlin            2001      148,558   250,000          0     177,280    75,000        --   13,976
  Executive Vice               2000           --        --         --          --        --        --       --
  President and                1999           --        --         --          --        --        --       --
  Chief Operating Officer
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Richard T. O'Brien             2001      123,462   225,000          0     110,800    50,000        --    7,892
  Executive Vice               2000           --        --         --          --        --        --       --
  President and Chief          1999           --        --         --          --        --        --       --
  Financial Officer
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Paul R. Shlanta                2001      235,846   162,000          0           0    20,000    19,543   23,491
  Senior Vice President        2000      220,077   115,560          0           0    58,000        --    8,230
  and General Counsel          1999      200,000         0     13,926           0    16,471        --    7,800
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Donald P. Weinstein            2001      240,000   178,750     91,123           0    20,000        --  688,851
  Senior Vice President        2000      216,923   363,400     31,832     173,750    96,100        --    7,560
  and Chief Financial          1999           --        --         --          --        --        --       --
  Officer through
  April 30, 2001 (8)
----------------------------------------------------------------------------------------------------------------

  Notes to Summary Compensation Table

(1) Includes any before-tax contributions for the indicated fiscal years made by the named executive officers to the RSP Plan and the AGL Resources Inc. Nonqualified Savings Plan, which we refer to as the "NSP."

(2) For fiscal 2001: For Ms. Rosput and Mr. Shlanta, reflects annual incentive compensation earned under the ATPI Plan in fiscal 2001 and paid in fiscal 2002. For Mr. Duszynski, includes (a) incentive payment earned and paid in fiscal 2001 as interim President of Atlanta Gas Light Company, and (b) annual incentive compensation earned in fiscal 2001 under the Sequent Incentive Compensation Plan and a one-time signing incentive payment from Sequent in fiscal 2001. At Mr. Duszynski's advance election, he received his Sequent annual incentive compensation and one-time signing incentive in fiscal 2002 in the form of a nonqualified stock option for 70,216 shares. For Ms. McLaughlin and Mr. O'Brien, reflects guaranteed first-year incentive payments and annual incentive compensation earned under the ATPI Plan in fiscal 2001 and paid in fiscal 2002. For Mr. Weinstein, reflects a negotiated payment made in connection with his termination of employment with the Company and the second of two incentive payments related to the acquisition by the Company of Virginia Natural Gas, Inc. in fiscal 2001.

    For fiscal 2000: For Ms. Rosput and Messrs. Shlanta and Weinstein, reflects annual incentive compensation earned under the ATPI Plan in fiscal 2000 and paid in fiscal 2001. For Mr. Weinstein, reflects a guaranteed first-year incentive payment associated with his resignation from his former employer, as well as the first of two incentive payments related to the company's acquisition of Virginia Natural Gas, Inc.
    For fiscal 1999: For Ms. Rosput, reflects a one-time signing incentive paid to defray the loss of income and benefits associated with her resignation from her former employer and a guaranteed first-year incentive payment.

(3) For fiscal 2001: For Mr. Weinstein reflects the reimbursement of taxes related to the vesting of shares of restricted stock, which were issued on a one-time basis on his date of employment. See note (4) below.

    For fiscal 2000: For Mr. Weinstein reflects the reimbursement of taxes related to the Company's payment of relocation expenses.

    For fiscal 1999: For Ms. Rosput and Mr. Shlanta, reflects the reimbursement of taxes related to the vesting of shares of restricted stock which were issued on a one-time basis on their respective dates of employment, and solely for Ms. Rosput, reflects reimbursements of taxes related to the Company's payment of relocation expenses.

(4) Dollar amounts shown equal the number of shares of restricted stock multiplied by the fair market value on the date of grant.

    For fiscal 2001: For Ms. McLaughlin and Mr. O'Brien, reflects a one-time issuance of restricted stock on the respective dates of their employment, which vests in equal installments over a three-year period.

    For fiscal 2000: For Mr. Weinstein, reflects a one-time issuance of restricted stock on the date of his employment which vests in equal installments over a two-year period.

    The number and value of aggregate stock holdings that were subject to restriction on September 30, 2001, based on the fair market value of the Company's common stock at September 30, 2001 of $19.97 per share, were as follows: Ms. McLaughlin-8,000 shares ($159,760) and Mr. O'Brien-5,000 shares ($99,850). Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.

(5) Reflects shares of common stock subject to options, including reload options.

    For fiscal 2001: For Ms. McLaughlin and Messrs. Duszynski and O'Brien, reflects a one-time stock option granted on the respective dates of their employment.

(6) No long-term incentive awards were
    granted in fiscal 2001.

(7) For fiscal 2001, reflects the following: (a) Company contributions to the RSP Plan: Ms. Rosput-$17,325; Mr. Duszynski- $18,736; Ms.
    McLaughlin-$12,851; Mr. O'Brien-$6,092; Mr. Shlanta-$18,975; and Mr. Weinstein-$17,344; (b) Company contributions to the NSP: Ms.
    Rosput-$17,320; Ms. McLaughlin-$1,125; Mr. O'Brien-$1,800; Mr.
    Shlanta-$4,516; and Mr. Weinstein-$2,160; and (c) negotiated payments made upon his resignation: Mr. Weinstein-$669,347.

(8) During fiscal 2001, Mr. Weinstein served as Senior Vice President and Chief Financial Officer through April 30, 2001. See "Other Matters Involving Directors and Executive Officers-Other Agreements" below.

Option Grants

    The following table presents information concerning stock options granted to the named executive officers during fiscal 2001.

                       Option Grants in Last Fiscal Year

                        Number of  % of Total
                        Securities  Options                          Grant
                        Underlying Granted to                        Date
                         Options   Employees  Exercise or           Present
                         Granted   in Fiscal  Base Price   Expira-   Value
           Name           (#)(1)      Year     ($/Sh)(2)  tion date ($)(3)
   --------------------------------------------------------------------------
   Paula G. Rosput        75,000      6.5%      $20.69     11/2/10  $290,250
   --------------------------------------------------------------------------
   Richard J. Duszynski   80,000      6.9        21.91      4/1/11   334,400
   --------------------------------------------------------------------------
   Susan A. McLaughlin    75,000      6.5        22.16     4/26/11   321,750
   --------------------------------------------------------------------------
   Richard T. O'Brien     50,000      4.3        22.16     4/26/11   214,500
   --------------------------------------------------------------------------
   Paul R. Shlanta        20,000      1.7        20.69     11/2/10    77,400
   --------------------------------------------------------------------------
   Donald P. Weinstein    20,000      1.7        20.69     11/2/10    77,400

Notes to Options Grant Table

(1) Options were granted to the named executive officers under the LTIP and the OIP at prices equal to the fair market value of the Company's common stock on the date of grant. In general, nonqualified stock options first become exercisable 12 months after the date of grant. Options are subject to early termination upon the occurrence of certain events related to termination of employment. All options immediately become exercisable in the event of a change in control.

(2) The exercise price of options may be paid in cash, by delivery of already-owned shares of common stock of the Company or by any other method approved by the Compensation Committee, which administers the LTIP and the OIP. To the extent that the exercise price of an option is paid with shares of common stock of the Company, a "reload option" will be granted to the employee. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price, which is determined on the basis of the fair market value of the Company's common stock on the date the reload option is granted. One or more successive reload options may be granted to an employee who pays for the exercise of a reload option with shares of common stock of the Company.

(3) "Grant date present value" represents the estimated present value of stock options, measured at the date of grant using the Black-Scholes Warrant Valuation Call Option Model. An optionee realizes value from a stock option only to the extent that the price of AGL Resources common stock on the exercise date exceeds the price of the stock on the grant date. Consequently, there is no assurance that the value realized by an optionee will be at or near the estimated grant date present value. Those amounts should not be used to predict stock performance.

(4) All of Mr. Weinstein's unexercised options were forfeited to the Company concurrent with his resignation from the Company. See "Other Matters Involving Directors and Executive Officers--Other Agreements" below.

Option Exercises

The following table presents information concerning options exercised by the named executive officers during fiscal 2001.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year End Option Values

----------------------------------------------------------------------------------------------------
                        Exercises During Year                  Fiscal Year End
                        ----------------------------------------------------------------------------
                        ----------------------------------------------------------------------------
                                                 Number of Securities
                                                Underlying Unexercised    Value of Unexercised In-
                          Shares              Options at Fiscal Year End    the-Money Options at
                         Acquired     Value              (#)               Fiscal Year End ($)(1)
                            on       Realized ------------------------------------------------------
         Name           Exercise(#)    ($)    Exercisable Unexerciseable Exercisable Unexerciseable
----------------------------------------------
                        ----------------------------------------------------------------------------
Paula G. Rosput              0          0       217,470       79,707      $167,524         $0
                        ----------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Richard J. Duszynski         0          0             0       80,000             0          0
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Susan A. McLaughlin          0          0             0       75,000             0          0
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Richard T. O'Brien           0          0             0       50,000             0          0
----------------------------------------------------------------------------------------------------
                                                                         ------------
Paul R. Shlanta              0          0       104,469       20,002       139,610          0
----------------------------------------------------------------------------------------------------
                                                                         ------------
Donald P. Weinstein (2)      0          0             0            0             0          0
                                                                         ------------

Notes to option exercises table

(1) The respective values for "in-the-money" options represent the positive spread between the exercise price of options outstanding at September 30, 2001 and the fair market value of the Company's common stock at September 30, 2001. Certain exercisable options held by the named executive officers were not "in-the-money" at September 30, 2001.
(2) All of Mr. Weinstein's unexercised options were forfeited to the Company concurrent with his resignation from the Company. See "Other Matters Involving Directors and Executive Officers-Other Agreements" below.

Retirement Plan

The Retirement Plan is a qualified defined benefit pension plan which covers all employees of the Company and its participating affiliate companies (except leased employees) who have satisfied certain standards as to hours of service, who have attained age 21 and who have been employed for at least one year. Benefits under the Retirement Plan are based upon age, compensation and length of service, with varying provisions for employees who are terminated or take early, normal or deferred retirement. The Retirement Plan also provides, subject to certain conditions, for the payment of vested benefits of a deceased employee to his or her spouse during such spouse's lifetime.

The Company makes contributions to the Retirement Plan to fund the benefits, which accrue thereunder. Annual contribution amounts are determined actuarially. Participant contributions are not permitted.

The Retirement Plan benefit formula has historically been based on a "final average earnings" computation, based on a participant's earnings for the highest compensation during 78 consecutive payroll periods out of his last 130 consecutive payroll periods of employment with the Company. Effective as of July 1, 2000, the Retirement Plan was amended to change the benefit formula for future benefit accrual from a "final average earnings" formula to a "career average earnings" formula. Participants who were age 50 or more on June 30, 2000 will continue to be covered under the final average earnings formula until July 1, 2010.

For individuals who are subject to the final average earnings formula, the compensation covered by the Retirement Plan includes the base rate of earnings actually paid to a participant by the Company (up to dollar limits imposed by the Internal Revenue Service). That amount of compensation does not include overtime or annual incentive compensation.

For participants who are subject to the career average earnings formula, a participant's annual benefit accrual will be equal to 1% of compensation plus 1/2% of compensation in excess of 1/2% of the Social Security wage base for the year. For persons subject to the career average earnings formula, the compensation counted for purposes of the Retirement Plan will include overtime and incentive compensation for the applicable year.

In addition, the Company maintains an Excess Benefit Plan for its employees. The purpose of the Excess Benefit Plan is to restore pension benefits to employees who are prevented from receiving their total accrued benefits under the Retirement Plan because of the maximum benefit limitations imposed on qualified retirement plans by Code Sections 415 and 401(a)(17). The Excess Benefit Plan is not funded, and benefit payments are made directly by the Company. Benefits under the Excess Benefit Plan are payable in the same form and according to the same general terms and conditions as benefits under the Retirement Plan. All employees who participate in the Retirement Plan whose benefits are limited by the provisions of the Code will receive restoration of benefits under the Excess Benefit Plan.

The following Pension Plan Table I shows the estimated annual lifetime benefits calculated on a straight-life annuity basis and payable under the AGL Resources Inc. Retirement Plan and the AGL Resources Inc. Excess Benefit Plan under the final average earnings formula to persons in specified compensation and years of service classifications upon retirement at age 65. Benefit amounts shown in the table below are based on assumed continued employment to age 65 and are subject to reductions for a portion of Social Security benefits.

                             PENSION PLAN TABLE I
                        Final Average Earnings Formula


    Three-Year Average                   Years of Service
         Earnings      ------------------------------------------------------
                          5        10       15       20       25       30
    -------------------------------------------------------------------------
        $  100,000     $  8,333 $ 16,667 $ 25,000 $ 33,333 $ 41,667 $ 50,000
           150,000       12,500   25,000   37,500   50,000   62,500   75,000
           200,000       16,667   33,333   50,000   66,667   83,333  100,000
           250,000       20,833   41,667   62,500   83,333  104,167  125,000
           300,000       25,000   50,000   75,000  100,000  125,000  150,000
           350,000       29,167   58,333   87,500  116,667  145,833  175,000
           400,000       33,333   66,667  100,000  133,333  166,667  200,000
           450,000       37,500   75,000  112,500  150,000  187,500  225,000
           500,000       41,667   83,333  125,000  166,667  208,333  250,000
           550,000       45,833   91,667  137,500  183,333  229,167  275,000
           600,000       50,000  100,000  150,000  200,000  250,000  300,000
           650,000       54,167  108,333  162,500  216,667  278,833  325,000
           700,000       58,333  116,667  175,000  233,333  291,667  350,000
           750,000       62,500  125,000  187,500  250,000  312,500  375,000
         1,000,000       83,333  166,667  250,000  333,333  416,667  500,000
         1,250,000      104,167  208,333  312,500  416,667  520,833  625,000
         1,500,000      125,000  250,000  375,000  500,000  625,000  750,000


The following Pension Plan Table II shows the estimated annual lifetime benefits calculated on a straight-life annuity basis and payable under the AGL Resources Inc. Retirement Plan and the AGL Resources Inc. Excess Benefit Plan under the career average earnings formula to persons in specified compensation and years of service classifications upon retirement at age 65. Benefit amounts shown in the table below are based on continued employment to age 65, assume a level Social Security wage base at the current rate, and assume that the career average earnings formula applies to all years of service.

                             PENSION PLAN TABLE II
                        Career Average Earnings Formula


      --------------------------------------------------------------------

      -------------                   Years of Service
                    ------------------------------------------------------
                    ------------------------------------------------------
      Earnings Each    5        10       15       20       25       30
      Year Service -------------------------------------------------------
      $  100,000.   $  6,439 $ 12,878 $ 19,316 $ 25,755 $ 32,194 $ 38,633
         150,000.     10,189   20,378   30,566   40,755   50,944   61,133
         200,000.     13,939   27,878   41,816   55,755   69,694   83,633
         250,000.     17,689   35,378   53,066   70,755   88,444  106,133
         300,000.     21,439   42,878   64,316   85,755  107,194  128,633
         350,000.     25,189   50,378   75,566  100,755  125,944  151,133
         400,000.     28,939   57,878   86,816  115,755  144,694  173,633
         450,000.     32,689   65,378   98,066  130,755  163,444  196,133
         500,000.     36,439   72,878  109,316  145,755  182,194  218,633
         550,000.     40,189   80,378  120,566  160,755  200,944  241,133
         600,000.     43,939   87,878  131,816  175,755  219,694  263,633
         650,000.     47,689   95,378  143,066  190,755  238,444  286,133
         700,000.     51,439  102,878  154,316  205,755  257,194  308,633
         750,000.     55,189  110,378  165,566  220,755  275,944  331,133
       1,000,000.     73,939  147,878  221,816  295,755  369,694  443,633
       1,250,000.     92,689  185,378  278,066  370,755  463,444  556,133
       1,500,000.    111,439  222,878  334,316  445,755  557,194  668,633

The amounts shown in the Summary Compensation Table above do not include the Company's contributions for the named executive officers in connection with the Retirement Plan or the Excess Benefit Plan. Such amounts are not and cannot be readily separated or individually calculated. The Company did not make a contribution to the Retirement Plan for the plan year ended June 30, 2001.

As of the plan year ended June 30, 2001, Ms. Rosput and Mr. Shlanta each had three years of service for purposes of the Retirement Plan. As of June 30, 2001, Mr. Duszynski, Ms. McLaughlin and Mr. O'Brien were not yet eligible to participate in the Retirement Plan. Mr. Weinstein was not eligible to participate in the Retirement Plan at the time of his separation from the Company.

The estimated annual benefit payable under the Retirement Plan and the Excess Benefit Plan upon retirement at normal retirement age for each of the eligible named executive officers is as follows: Ms. Rosput, $199,580; and Mr. Shlanta, $81,874. These calculations are based on the assumptions of continued employment to age 65 with level compensation at current rates, no projection of the Social Security wage base or law changes and payment in the form of single life annuity commencing at age 65.

The Retirement Plan and the Excess Benefit Plan are administered by the Retirement Plan Administrative Committee appointed by the board of directors. State Street Bank and Trust Company currently serves as Trustee of the Retirement Plan.

           OTHER MATTERS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Change in Control Agreements

All named executive officers other than Mr. Weinstein have continuity agreements with the Company. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of the Company.

The Continuity Agreements define a "change in control" to generally mean the occurrence of any of the following events:

 .   the acquisition by a person or group of persons of 10% or more of the voting securities of the Company;

 .   the approval by the shareholders of a merger, business combination, or sale of 50% or more of the Company's assets, the result of which is that less than 80% of the voting securities of the resulting corporation is owned by the former shareholders of the Company; or

 .   the failure, during any two-year period, of incumbent directors to constitute at least a majority of the board of directors of the Company.

Generally, no benefits are provided under the continuity agreements for any type of termination that occurs before the Company's announcement of its intention to engage in a transaction that is expected to result in a change in control, which we refer to as a "change in control transaction," or for terminations that occur after such an announcement due to death, disability, voluntary termination without "good reason" or any termination for "cause," which includes failure to perform duties and responsibilities and fraud or dishonesty. "Good reason" includes a material diminution of position or duties, adverse changes in compensation, adverse changes in benefits (unless all executives suffer the same changes), relocation to a location in excess of 35 miles from the location where the executive was based, and failure of a successor to assume the agreement.

Upon the announcement of a change in control transaction, the Continuity Agreements provide a severance benefit of three years of base salary and target annual incentive compensation to a named executive officer who experiences a qualifying termination. A named executive officer experiences a qualifying termination when such officer's employment is involuntarily terminated without cause or voluntarily terminated for good reason. The severance benefit remains payable in connection with any qualifying termination that occurs through the second anniversary of the date of the consummation of the change in control.

The Continuity Agreements also provide a three-year continuation of medical, dental and life insurance benefits, full vesting of all long-term incentive compensation, payment of any forfeited matching contributions under the RSP Plan and NSP, and outplacement assistance. In addition, the Continuity Agreements provide that if the officer is age 50 or above, he or she will be deemed vested in the accrued benefits under the Retirement Plan, and if he or she is already vested, then he or she will be deemed to be age 55 for purposes of the Retirement Plan. The Company will pay any additional retirement benefit payable due to these provisions of the Continuity Agreements from general assets. The officers may also receive up to $100,000 of legal fees in connection with the enforcement of payouts under the Continuity Agreements.

If the payments to the Chief Executive Officer under the Continuity Agreement are subject to excise taxes under Code Section 4999, the Company will pay the Chief Executive Officer an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount. If the payments under the Continuity Agreements for the other named executive officers exceed the base amount permitted under Code
Section 280G(b)(3) by 10% or more, the Company will pay the affected officer an additional amount equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount.

Other Agreements

During fiscal 2000, the Company entered into an agreement with Mr. Weinstein to provide Mr. Weinstein with an incentive to further the Company's objective of gaining additional scale through strategic transactions. The agreement provided for incentive payments to Mr. Weinstein in the event the Company engaged in any acquisition, merger or disposition transaction with an equity value of more that $200 million.

On April 30, 2001, Mr. Weinstein ceased to be an employee of the Company. The Company and Mr. Weinstein entered into an agreement that provided that all unexercised stock options held by Mr. Weinstein expired or were forfeited effective as of the last day of his employment in exchange for a payment to Mr. Weinstein of $669,347. Pursuant to the agreement, all of Mr. Weinstein's performance units were forfeited to the Company and all unvested shares of restricted stock became vested as of Mr. Weinstein's separation date. The Company's obligation under the agreement also includes payment to Mr. Weinstein equal to his annual base salary of $240,000 payable semi-monthly over 12 months, plus a lump sum of $78,750.

Under the agreement, Mr. Weinstein agreed to certain restrictions on his ability to provide services to persons or entities that compete with the Company or any of its affiliates, to solicit customers and employees of the Company and to disclose the Company's confidential information. Mr. Weinstein also agreed to release the Company from any claims relating to his employment with the Company.

In connection with Ms. McLaughlin's employment as Executive Vice President and Chief Operating Officer of the Company and as President of Atlanta Gas Light Company effective May 1, 2001, the Company and Ms. McLaughlin entered into a letter agreement in April 2001. The letter agreement sets forth the basic terms of Ms. McLaughlin's employment, including compensation. The letter agreement also provides that Ms. McLaughlin will become entitled to a lump sum payment equal to one year of base salary in the event that (i) the position of CEO of the Company becomes vacant at any time during the first three years of Ms. McLaughlin's employment and (ii) Ms. McLaughlin remains in the Company's employ for at least six months following the new CEO's date of hire or promotion. This provision applies even if Ms. McLaughlin is selected as the new CEO. The letter agreement also provides that in the event Ms. McLaughlin's employment is terminated during the first twelve months of her employment, for any reason other than cause, death or disability, she will be entitled to a severance benefit equal to the greater of (i) the severance benefit she would be entitled to under the Company's employee severance plan or (ii) an amount equal to one year of base salary.

In connection with Mr. Duszynski's employment as President and Chief Executive Officer of Sequent Energy Management, LP, AGL Services Company, a wholly-owned subsidiary of the Company, which we refer to as "AGLS," and Mr. Duszynski entered into an employment agreement setting forth the terms and conditions of Mr. Duszynski's employment. The agreement has an initial term of three and one-half years from April 1, 2001 and thereafter will be automatically extended for consecutive one-year terms unless either party gives notice to the other party of its intent for the agreement not to renew. In addition to setting forth basic terms of employment, including compensation, the agreement requires AGLS to provide Mr. Duszynski with $1 million of term life insurance during the term of the agreement. The agreement also imposes certain restrictions, both during and after the term of the agreement, on Mr. Duszynski's ability to provide services to persons or entities that compete with AGLS or any of its affiliates, to solicit customers and employees of AGLS or its affiliates and to disclose confidential information of AGLS and its affiliates.

The agreement also provides that in the event Mr. Duszynski's employment is terminated other than for cause (as defined in the agreement) or in the event Mr. Duszynski terminates his employment for good reason (as defined in the agreement) and upon Mr. Duszynski's execution of a general release, he would be entitled to severance in an amount equal to the sum of (i) the greater of (a) 12 months of his monthly base salary then in effect or (b) the base salary payable for the remainder of the then remaining term of the agreement and (ii) a prorated portion of the annual incentive compensation that would otherwise have been payable to him for the year in which the termination occurs. In addition, upon termination by AGLS other than for cause, or upon termination by Mr. Duszynski for good reason, Mr. Duszynski and his covered dependents would be entitled to all employee benefits and the above-referenced life insurance until the later of (i) the date that is one year from the termination date or
(ii) the last day of the then-remaining term of the agreement. The agreement provides that it shall terminate immediately upon Mr. Duszynski's death or disability (as defined in the agreement). In such event, the agreement provides that all employee benefits and the above-referenced life insurance shall continue to be provided by AGLS to Mr. Duszynski and his covered dependents until the later of (i) one year following the termination date or (ii) the last day of the then-remaining term.

                            STOCK PERFORMANCE GRAPH

The following line graph and accompanying tabular presentation compare the cumulative 62 month shareholder return on common stock of the Company with the cumulative 62 month total return of companies in the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Utilities Index. The graph and table assume that $100 was invested on September 30, 1996 in common stock of the Company, the S&P 500 Index and the S&P Utilities Index and also assumes dividend reinvestment.



                                    [CHART]

                          COMPARISON FOR 62 MONTH CUMULATIVE TOTAL RETURN*
                               AMONG RESOURCES INC., THE S&P 500 INDEX
                                    AND THE S&P UTILITIES INDEX



AGL Resources  $100.00   104.54   113.15   100.32  131.57  137.38  149.25
S&P 500        $100.00   140.45   153.15   195.74  221.74  162.71  178.53
S&P Utilities  $100.00   114.38   148.72   146.99  212.43  159.69  150.56
               9/30/96   9/30/97  9/30/98  9/30/99 9/30/00 9/30/01 11/30/01

                                 9/30/96 9/30/97 9/30/98 9/30/99 9/30/00 9/30/01 11/30/01
------------------------------------------------------------------------------------------
 AGL Resources Inc. Common Stock  $100   104.54  113.15  100.32  131.57  137.38   149.25
------------------------------------------------------------------------------------------

 S&P 500 Index                    $100   140.45  153.15  195.74  221.74  162.71   178.53
------------------------------------------------------------------------------------------

 S&P Utilities Index              $100   114.38  148.72  146.99  212.43  159.69   150.56

  The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                                  PROPOSAL 2:
                      ADOPTION OF THE AGL RESOURCES INC.
                     EXECUTIVE PERFORMANCE INCENTIVE PLAN

On October 30, 2001, the board of directors adopted the AGL Resources Inc. Executive Performance Incentive Plan, subject to approval of the shareholders. The plan provides for the payment of annual incentive compensation to participants based upon the achievement of performance goals established annually by the Compensation Committee based on one or more specified performance criteria.

If the plan is approved by the shareholders at the annual meeting, it will become effective as of October 1, 2001 and will continue from year to year until terminated by the board of directors. If the plan is not approved by the shareholders at the annual meeting, certain payments of annual incentive compensation to the Company's executive officers may not be fully deductible by the Company as a compensation expense under Code Section 162(m), as discussed further below.

Summary of the Plan

The following summary of the plan is qualified in its entirety by the full text of the plan, a copy of which has been filed electronically with the Securities and Exchange Commission with this proxy statement. You are encouraged to read the full text of the plan if you need more information.

Consistent with the information regarding Code Section 162(m) presented in the Compensation Committee Report above, this plan is presented for approval by the shareholders in order to preserve the Company's deduction under Code Section 162(m) for certain performance-based compensation that may be paid to its executive officers. Another purpose of the plan is to further the Company's ability to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve financial and strategic objectives.

The plan authorizes the payment of annual incentive compensation to eligible employees of the Company. Participation in the plan is limited to the executive officers of the Company and any other employees of the Company or its subsidiaries which the Committee, at the time it sets performance goals for a particular year, reasonably believes may be deemed to be covered employees for such year under Code Section 162(m), as the same may be amended from time to time. Under Code Section 162(m), a covered employee currently is defined as any individual who, on the last day of the taxable year, is the Chief Executive Officer of the Company or acting in that capacity, or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) determined pursuant to the executive compensation rules under the Securities Exchange Act of 1934.

The plan will be administered by a committee of the board of directors consisting solely of two or more outside directors, as defined in the regulations under Code Section 162(m). Until specified otherwise, the plan will be administered by the Compensation Committee.

At the beginning of each fiscal year, the Committee will select the participants in the plan for that year. An employee hired or promoted during the year may subsequently be named as a participant. No later than 90 days after the beginning of the year, the Committee will specify in writing the performance goals and annual performance incentive payments that are to apply for that year. Performance incentive payments may vary among participants and from year to year, but the maximum incentive payment to any participant in a year is $4,000,000.

The performance goals established by the Committee must be based upon one or more of the following factors: (i) earnings before interest expense, taxes, depreciation and amortization, or "EBITDA;" (ii) earnings before interest expense and taxes "EBIT;" (iii) net earnings; (iv) net income; (v) operating income;
(vi) earnings per share; (vii) book value per share; (viii) return on shareholders' equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure;
(xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on assets; (xxii) economic value added; and (xxiii) gross or net profit. The foregoing criteria may relate to AGL Resources, one or more of our subsidiaries, one or more of our divisions or units or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

As soon as possible after the end of each year, the Committee will certify for each participant whether the performance goals for that year have been met. If such goals have been met, the Committee may authorize payment of the annual performance incentive compensation to the participant. The Committee has discretion to reduce, but not to increase, the previously established annual performance incentive compensation if the performance goals have been met. Annual performance incentive compensation awards will be paid in cash (or as otherwise determined by the Committee) as soon as practicable following the close of the performance year. However, such payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by the Company or its subsidiaries.

If a participant's employment is terminated for cause during a performance year, he or she will not receive any annual performance incentive compensation for that year. To the extent not governed by an applicable contractual arrangement between the Company and the participant, the effect of a change in control (as defined in the plan) on the annual performance incentive compensation of any participant will be determined by the Committee in its sole discretion.

The board of directors may amend or terminate the plan at any time, but no such amendment or termination will affect the payment of annual performance incentive compensation for a year already ended, and no such amendment may, without the approval of the shareholders, change the material terms of a performance goal or effect any other change that would cause the loss of a tax deduction to the Company under Code Section 162(m) absent shareholder approval.

Federal Income Tax Consequences.

A participant will recognize ordinary income, and the Company will be allowed a tax deduction, at the time annual performance incentive compensation is paid or payable. Code Section 162(m) provides that no federal income tax deduction is allowed for compensation paid to a covered employee in any taxable year to the extent that such compensation exceeds $1,000,000. This deduction limitation does not apply to compensation that is performance-based compensation within the meaning of the Code Section162(m) regulations. The plan is intended to preserve the Company's federal income tax deduction for annual performance incentive compensation payments under the plan by meeting the requirements for performance-based compensation under Code Section162(m).

Benefits to Named Executive Officers and Others

Only our executive officers are currently eligible to participate in the plan. It is not possible at this time to determine with respect to the named executive officers or the executive officers as a group the benefits or amounts that will be received by such persons under the plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN.

                                  PROPOSAL 3:
                      AMENDMENT OF THE AGL RESOURCES INC.
                        LONG-TERM INCENTIVE PLAN (1999)

On October 30, 2001, our board of directors adopted the first amendment to the AGL Resources Inc. Long-Term Incentive Plan (1999), subject to the approval of the shareholders, to increase the number of shares available under the plan, increase the maximum number of shares underlying options or performance units that may be granted to an individual in any one calendar year, permit the Compensation Committee to grant performance units that do not include dividend equivalents or that will not become automatically vested upon a change of control, permit the Committee to grant options that have exercise prices in excess of the fair market value of the underlying shares on the date of grant, and minor other amendments.

As of December 1, 2001, there were 1,827,238 outstanding options and 651,238 shares available for grant under the plan. We believe that the proposed amendments are needed to provide us with the ability to continue to attract and retain highly qualified employees. If the shareholders approve the amendment, it will be effective as of January 1, 2002.

Summary of the Plan

A summary of the plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by the full text of the plan as proposed to be amended, a copy of which has been filed electronically with the Securities and Exchange Commission as a part of this proxy statement. You are encouraged to read the full text of the plan if you need more information.

The purpose of the plan is to reward the creation of shareholder value by structuring long-term incentive opportunities that are directly linked to the growth, efficiency and profitability of the Company.

Key employees of our Company and its related companies are eligible to participate in the plan. As of December 1, 2001, there were approximately 290 participants in the plan.

The plan authorizes the granting of awards in the form of:

 .   options to purchase shares of common stock, which may be incentive stock options or nonqualified stock options;

 .   restricted stock; and

 .   performance units, which represent the right to receive shares of common stock in the future.

Prior to the proposed amendment, the maximum number of shares that may be issued under the plan is 2,800,000 shares of common stock. The proposed amendment would increase the maximum number of shares that may be issued under the plan to 5,500,000 shares of common stock (an initial increase of 2,700,000 shares), plus an annual increase as of each January 1 (commencing on January 1,
2003) equal to two percent of the shares of common stock outstanding on the immediately preceding December 31; provided that no more than 5,500,000 shares may be issued in the form of incentive stock options. To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of stock subject to the award will again be available for the grant of awards under the plan. Shares issued under the plan may be shares of original issuance, treasury shares or shares acquired by the Company in the open market.

The plan is administered by the Compensation Committee of our board of directors. That committee, or a subcommittee thereof if required for Code Section 162(m) compliance, has full discretionary authority concerning the issuance of awards under the plan and the interpretation and administration of the plan. The Committee decides whether and to what extent awards will be structured to conform with Code Section 162(m) requirements applicable to performance-based compensation. All decisions of the Committee and its actions with respect to the plan are final, binding and conclusive.

Stock Options. The Committee is authorized under the plan to grant options, which may be incentive stock options or nonqualified stock options. All options will be evidenced by a written option agreement between the Company and the participant, which will include any provisions specified by the Committee consistent with the terms of the plan. The terms of an incentive stock option must meet the requirements of Code Section 422.

Prior to the proposed amendment, the exercise price of each option granted under the plan is required to be 100% of the fair market value of the common stock on the date of grant (or 110% in the case of certain incentive stock options). The proposed amendment would permit the Committee to grant options that have an exercise price of not less than 100% of the fair market value of the common stock on the date of grant (or 110% in the case of certain incentive stock options). In either case, the exercise price of an option granted under the plan may not be changed after the date of grant (other than pursuant to the anti-dilution provisions), and no stock option may be repriced by replacing, regranting or cancelling the option.

Prior to the proposed amendment, the maximum number of shares of common stock with respect to one or more options that may be granted during any calendar year under the plan to any one person is 500,000. The proposed amendment would increase that annual limit to 750,000 shares.

The term of a stock option granted under the plan may not exceed ten years from the date of grant (or five years in the case of certain incentive stock options). Stock options may expire earlier upon the termination of employment of the optionee. Unless the Committee specifies otherwise, an optionee may transfer a stock option only by will or by the laws of descent and distribution.

In the event of an optionee's termination of employment due to death, disability or retirement, or in the event of a change of control (as defined in the plan), any outstanding stock option will become exercisable immediately. The Committee has the authority to accelerate the exercisability of any stock option under other circumstances.

The Committee may grant one or more reload options to an optionee who exercises an original option by tendering common stock in payment of the exercise price. A reload option is granted at the time of exercise of the original option and represents an additional stock option to acquire the same number of shares as were tendered by the optionee to exercise the original stock option. A reload option is subject to all of the same terms and conditions as the original stock option, except that the exercise price for the reload option will be the fair market value of the common stock as of the date of grant of such reload option, and the reload option will vest six months after grant unless limited by incentive stock option limitations.

Restricted Stock Awards. The Committee may issue restricted stock to eligible employees in its sole discretion. An employee may not receive more than 50,000 shares of restricted stock in any one calendar year. The Committee will specify in a restricted stock agreement the manner in which restricted stock will vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the restricted stock may be subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of one or more performance goals. The Committee may accelerate the vesting of any restricted stock issued under the plan. Unless otherwise specified by the Committee, all shares of restricted stock that remain subject to restriction upon the recipient's termination of employment will be forfeited as of the date of such termination of employment. In the event of a change of control of the Company (as defined in the plan), all shares of restricted stock will become vested and nonforfeitable. A recipient of restricted stock will have immediate rights of ownership in the shares of restricted stock, including the right to vote the shares and the right to receive dividends with respect to the shares.

Performance Units. The Committee may issue performance units to eligible employees in its sole discretion. A performance unit is the right, subject to such conditions, restrictions and contingencies as the Committee determines, to receive one share of common stock in the future. When the Committee issues a performance unit, it will establish a bookkeeping account for the recipient to reflect the number of performance units issued to the recipient. The recipient's performance unit account will be credited with performance units and any dividend equivalents that may apply. Prior to the proposed amendment, all performance units granted under the plan are automatically credited with dividend equivalents, which are converted to additional performance units. The proposed amendment would give the Committee discretion to grant performance units without dividend equivalents.

The Committee will specify in a performance unit agreement the manner in which performance units will vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the performance units may be subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of one or more performance goals. Unless otherwise specified by the Committee, all performance units will be forfeited as of the date of the optionee's termination of employment for any reason. The Committee may accelerate the vesting of performance units issued under the plan. In the event that performance units vest, the participant will receive shares of common stock representing the vested number of performance units standing in the participant's account. A participant is not entitled to vote the performance units or the shares subject to the performance units, and may not transfer performance units.

Prior to the proposed amendment, all performance units become vested and nonforfeitable in the event of a change of control (as defined in the plan) and will pay out on a prorated basis as if the target level of performance had been achieved. Under the proposed amendment, the Committee may provide in the award agreement that performance units will not become vested and nonforfeitable in the event of a change of control or that they will pay out on a different basis.

Prior to the proposed amendment, the maximum number of shares of stock represented by performance units that may be granted during any calendar year under the plan to any one person is 50,000. The proposed amendment would increase that annual limit to 400,000 shares.

Performance Goals. The Committee may determine that any award of restricted stock or performance units will vest or become nonforfeitable on the basis of the achievement of performance goals. In order for such awards to be fully deductible without regard to the limitations of Code Section 162(m), such performance goals must be objective and must be based upon one or more of the following criteria: (i) earnings before interest expense, taxes, depreciation and amortization ("EBITDA"); (ii) earnings before interest expense and taxes ("EBIT"); (iii) net earnings;

(iv) net income; (v) operating income; (vi) earnings per share; (vii) book value per share; (viii) return on shareholders' equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on assets;
(xxii) economic value added; and (xxiii) gross or net profit. The foregoing criteria may relate to the Company, one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Code Section162(m), the performance goals may be calculated without regard to extraordinary items.

In order for such a performance-based award to be fully deductible without regard to the limitations of Code Section 162(m), the Committee must establish the performance goals no later than 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable Code Section 162(m) tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Termination and Amendment. The plan is expected to remain in effect until December 31, 2008, or as long as any awards are outstanding. The board, however, may amend or terminate the plan at any time. If the board amends the plan, the amendment will not adversely affect the rights of individuals who have outstanding awards unless such individuals consent to the amendment. The Committee may amend any award agreement under the plan if the amended agreement is signed by the Company and the participant.

Adjustments. If the Company is involved in a corporate transaction or event that affects our common stock (including any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may make an appropriate and equitable adjustment to the number and kind of shares that are issuable under the plan, take action to adjust the number and kind of shares of stock subject to outstanding awards, take action to adjust the exercise price of outstanding stock options, and make any other equitable adjustments. Additionally, the Committee may make certain equitable decisions regarding the securities to which awards will pertain, the number of resulting awards and the vesting and/or exercisability of the awards.

Certain Federal Income Tax Effects

The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the plan and the subsequent sale of common stock acquired under the plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction.

Any gain that a participant recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to the Company upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount the participant paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162 (m).

If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Performance Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time performance units are granted, so long as the units are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of shares under the performance units, the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

During fiscal 2001, awards were granted under the plan to 123 persons, including the following persons and groups. Any future awards will be made at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the plan in the future. Because non-employee directors are not eligible to participate in the plan, such directors will not be granted any awards under the plan.

The closing price of AGL Resources' common stock on the New York Stock Exchange on December 20, 2001 was $22.31 per share.


                                              Long-Term Incentive Plan
           Name and Position           ----------------------------------------
                                                Number
                                                  of      Number
                                        Dollar  Options     of      Number of
                                        Value   Granted Restricted Performance
                                        ($)(1)  (#)(2)  Shares (#)  Units (#)
 ------------------------------------------------------------------------------
 Paula G. Rosput
 President and CEO;
 Chairman of Atlanta Gas Light Company $      0  75,000        0        0
 ------------------------------------------------------------------------------
 Richard J. Duszynski (3)
 President and CEO of Sequent                 0       0        0        0
 ------------------------------------------------------------------------------
 Susan A. McLaughlin(3)
 Executive Vice President and
 Chief Operating Officer                159,760       0    8,000        0
 ------------------------------------------------------------------------------
 Richard T. O'Brien (3)
 Executive Vice President and
 Chief Financial Officer                 99,850       0    5,000        0
 ------------------------------------------------------------------------------
 Paul R. Shlanta
 Senior Vice President and
 General Counsel                              0  20,000        0        0
 ------------------------------------------------------------------------------
 Donald P. Weinstein
 Senior Vice President and
 Chief Financial Officer
 through April 30, 2001                       0  20,000        0        0
 ------------------------------------------------------------------------------
 All Executive Officers as a Group (3)
 (including the above) (8 persons)      379,430 126,821   19,000        0
 ------------------------------------------------------------------------------
 All Non-Executive Employees
 as a Group (115 persons)                51,964 608,170    2,000        0
 ------------------------------------------------------------------------------

(1) The dollar value of the restricted shares equals the number of shares of restricted stock multiplied by the fair market value of the shares at September 30, 2001 of $19.97 per share. The dollar value of the options represents the positive spread between the exercise price and the fair market value of the Company's common stock at September 30, 2001. Certain exercisable options held by the participants were not "in-the-money" at September 30, 2001.

(2) Reflects options granted, including options subsequently forfeited, during fiscal 2001.

(3) All options granted to Messrs. Duszynski and O'Brien and to Ms. McLaughlin in fiscal 2001 were granted pursuant to the OIP. See "Summary Compensation Table" and "Option Grants in Last Fiscal Year" above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN.

                              GENERAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any person who owns more than 10% of the Company's common stock to file initial reports of common stock ownership and changes in ownership of such with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations that no other reports were required for those persons, during fiscal 2001, all filing requirements were met, except that one director, Felker W. Ward, Jr., inadvertently filed late one Form 4 reporting the purchase in May 2001 of 5,000 shares of Company common stock by a trust of which he is the settlor.

Independent Auditors

The firm of Deloitte & Touche LLP, 191 Peachtree Street, Atlanta, Georgia 30303, is the independent auditor for the Company and examined the financial statements of the Company for the fiscal year ended September 30, 2001. The board of directors intends to continue the services of that firm for the transition quarter ending December 31, 2001 and for our new fiscal year, which will end on December 31, 2002 rather than September 30, 2002.A representative of the firm will attend the annual meeting and will be available to answer appropriate questions.
Audit Fees, Financial Information Systems Design and Implementation Fees, and All Other Fees.

During fiscal 2001, Deloitte & Touche LLP billed the Company fees in the aggregate amount of approximately $ 1,908,579. Of this amount, approximately $444,500 was fees for the fiscal 2001 audit and reviews of the financial statements included in the three Form 10-Q reports that we filed with the SEC in fiscal 2001.

Deloitte & Touche did not provide any professional services to us for financial information systems design and implementation in fiscal 2001.

The aggregate fees that Deloitte & Touche billed us for all other services that it rendered to us for fiscal 2001 were $1,464,079. These fees were for non-audit services that auditors traditionally provide, including audits of employee benefit plans, income tax consulting services and risk management consulting services. The Audit Committee has considered whether the provision of the non-audit related services covered by this paragraph is compatible with maintaining Deloitte & Touche's independence.

2001 Annual Report

A copy of our 2001 annual report is enclosed. The annual report, which contains financial and other information about the Company, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Revocable Proxy                   COMMON STOCK
                               AGL RESOURCES INC.

              817 W. Peachtree Street, N.W., Atlanta, Georgia 30308

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2002
                        ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Melanie McGee Platt, Paula G. Rosput, and Paul
R. Shlanta, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of the Company, to be held at Atlanta History Center, 130 West Paces Ferry Road, N.W., Atlanta, Georgia, on Friday, February 1, 2002, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement, and the 2001 Annual Report to Shareholders hereby is acknowledged.

-------------------------------------------------------------------------------
         PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                       IN THE ENCLOSED POSTPAID ENVELOPE.
-------------------------------------------------------------------------------

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,           DO YOU HAVE ANY COMMENTS?  IF SO,
PRINT NEW ADDRESS BELOW:                    INCLUDE BELOW:

---------------------------------           ---------------------------------

---------------------------------           ---------------------------------

---------------------------------           ---------------------------------







DETACH CARD                                                        DETACH CARD

                               AGL RESOURCES INC.
                          817 W. Peachtree Street, N.W.
                             Atlanta, Georgia 30308

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;
2. Vote by Telephone - use the toll-free number and follow the instructions on the back of this page; or
3. Vote by Internet - use the website and follow the instructions on the back of this page.

On behalf of the Board of Directors, we urge you to vote in one of these three ways, as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that this year we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.


         Sincerely,

         AGL Resources Inc.


|X|      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

-------------------------------------------------------------------------------
                               AGL RESOURCES INC.
-------------------------------------------------------------------------------
                                  COMMON STOCK

Mark box at right if you plan to attend the Annual Meeting. |_|

Mark box at right if comments or an address change has been noted on the reverse side of this card. |_|

CONTROL NUMBER:

Please be sure to sign and date this proxy card, IF you are voting by proxy.
                           Date



Shareholder sign here               Co-owner sign here






THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSALS.

1.   Elect as directors the five nominees listed below:

     Robert S. Jepson, Jr.           For      With-     For All
     Arthur E. Johnson               All      hold      Except*
     Karen R. Osar                            All
     Paula G. Rosput
     James A. Rubright               |_|      |_|         |_|

* INSTRUCTION: To withhold authority to vote for an individual nominee, mark the "For All Except" box and strike a line through that nominee's name from the list above.

                                     For    Against      Abstain

2.   Adopt the AGL Resources         |_|      |_|         |_|
     Inc. Executive Performance
     Incentive Plan

3.   Amend the AGL Resources Inc.    |_|      |_|         |_|
     Long-Term Incentive Plan (1999)


When properly executed, this proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" each of the proposals listed on this proxy card.

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.


DETACH CARD                                                       DETACH CARD

--------------------------------------------------------------
Vote by Telephone
--------------------------------------------------------------
It's fast, convenient and immediate!
Call toll-free on a touch-tone phone.

Follow these four easy steps:

4. Read the accompanying Proxy Statement and this proxy card.

5. Call the toll-free number 1-877-PRX-VOTE
   (1-877-779-8683). For shareholders residing outside the United States, call collect on a touch-tone phone 1-201-536-8073. There is NO CHARGE for this call.

6. Enter your Control Number located on your proxy card
   (see above).

7. Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE


 ---------------------------------------------------------------
 Vote by Internet
 ---------------------------------------------------------------
 It's fast, convenient and your vote is immediately confirmed and posted.

 Follow these four easy steps:

 8. Read the accompanying Proxy Statement and this proxy card.

 9. Go to the website http://www.eproxyvote.com/atg

10. Enter your Control Number located on your proxy card
    (see above).

11. Follow the instructions provided.


 Your vote is important!
 Go to http://www.eproxyvote.com/atg



Do not return your proxy card if you are voting by telephone or Internet.

Revocable Proxy           RETIREMENT SAVINGS PLUS PLAN
                               AGL RESOURCES INC.
              817 W. Peachtree Street, N.W., Atlanta, Georgia 30308

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2002
                        ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints AMVESCAP National Trust Company, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the "RSP Plan"), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the "Company") that have been allocated to the account of the undersigned under the RSP Plan, at the 2002 Annual Meeting of Shareholders of the Company, to be held at the Atlanta History Center, 130 West Paces Ferry Road, N.W., Atlanta, Georgia, on Friday, February 1, 2002, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on the reverse side.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement, and the 2001 Annual Report to Shareholders hereby is acknowledged.

--------------------------------------------------------------------------------
         PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                       IN THE ENCLOSED POSTPAID ENVELOPE.
--------------------------------------------------------------------------------

Please mark, date, and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer or partner.

HAS YOUR ADDRESS CHANGED?  IF SO,         DO YOU HAVE ANY COMMENTS?  IF SO,
PRINT NEW ADDRESS BELOW:                  INCLUDE BELOW:

---------------------------------         -----------------------------------

---------------------------------         -----------------------------------

---------------------------------         -----------------------------------








DETACH CARD                                                         DETACH CARD

                               AGL RESOURCES INC.
                          817 W. Peachtree Street, N.W.
                             Atlanta, Georgia 30308

Dear Shareholder:

Your vote is important, and you are strongly encouraged to exercise your right to vote your shares.

1. Vote by Mail - complete, sign, date and return the proxy card in the enclosed postage-paid envelope;
2. Vote by Telephone - use the toll-free number and follow the instructions on the back of this page; or
3. Vote by Internet - use the website and follow the instructions on the back of this page.

On behalf of the Board of Directors, we urge you to vote in one of these three ways as soon as possible, even if you currently plan to attend the Annual Meeting.

Please note that this year we will require shareholders to present the enclosed ticket for admission to the Annual Meeting.

Thank you in advance for your prompt response.


         Sincerely,

         AGL Resources Inc.



|X|      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                               AGL RESOURCES INC.
--------------------------------------------------------------------------------
                                    RSP PLAN

Mark box at right if you plan to attend the Annual Meeting. |_|

Mark box at right if comments or an address change has been noted on the reverse side of this card. |_|

CONTROL NUMBER:

Please be sure to sign and date this proxy card if you are voting by proxy.
                         Date


Shareholder sign here               Co-owner sign here




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSALS.

1.   Elect as directors the five nominees listed below:

     Robert S. Jepson, Jr.                  For     With-     For All
     Arthur E. Johnson                      All     hold      Except*
     Karen R. Osar                                   All
     Paula G. Rosput
     James A. Rubright                      |_|      |_|       |_|

     * INSTRUCTION: To withhold authority to vote for an individual nominee, mark the "For All Except" box and strike a line through that nominee's name from the list above.

                                   For         Against      Abstain

2.   Adopt the AGL Resources       |_|           |_|          |_|
     Inc. Executive Performance
     Incentive Plan

3.   Amend the AGL Resources Inc.  |_|           |_|          |_|
     Long-Term Incentive Plan
     (1999)

When properly executed, this proxy card will be voted as directed. If no proxy card is received or a proxy card is received without instructions for voting, the proxy will vote the RSP Plan shares according to the instructions of the Administrative Committee of the plan "FOR" each of the proposals listed on this proxy card.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. If you also own shares otherwise than under the RSP Plan, you may vote such other shares by proxy by following the instructions on the proxy card for such other shares.

DETACH CARD                                                        DETACH CARD


--------------------------------------------------------------
Vote by Telephone
--------------------------------------------------------------
It's fast, convenient and immediate!
Call toll-free on a touch-tone phone.

Follow these four easy steps:

4. Read the accompanying Proxy Statement and this proxy card.

5.   Call the toll-free number 1-877-PRX-VOTE
     (1-877-779-8683). For shareholders residing outside the United States, call collect on a touch-tone phone
     1-201-536-8073.  There is NO CHARGE for this call.

6.   Enter your Control Number located on your proxy card
     (see above).

7.   Follow the recorded instructions.
Your vote is important!
Call 1-877-PRX-VOTE

---------------------------------------------------------------
Vote by Internet
---------------------------------------------------------------
It's fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:

8. Read the accompanying Proxy Statement and this proxy card.

9.   Go to the website http://www.eproxyvote.com/atg

10.  Enter your Control  Number  located on your proxy card
     (see above).

11.  Follow the instructions provided.
Your vote is important!
Go to http://www.eproxyvote.com/atg

Do not return your proxy card if you are voting by telephone or Internet.